                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A  ("Registration  Statement") of our reports dated October
8, 2003,  relating to the financial  statements and financial  highlights  which appear in the August 31, 2003 Annual Reports to  Shareholders  of the California
Tax-Free  Money Market Fund,  the  California  Limited-Term  Tax-Free  Fund, the
California  Intermediate-Term  Tax-Free Fund, the California  Long-Term Tax-Free
Fund and the California High-Yield Municipal Fund which are also incorporated by reference into the Registration  Statement. We also consent to the references to us under the headings  "Financial  Highlights",  "Independent  Accountants"  and
"Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Kansas City, MO
December 26, 2003